UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                                November 7, 2013
                Date of Report (Date of earliest event reported)


                            LIBERTY COAL ENERGY CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                        0-54073                   90-0819102
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

     2782 Gateway Road, Carlsbad, CA                                92009
(Address of principal executive offices)                          (Zip Code)

                                 (978) 705-1645
               Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
          CERTAIN OFFICERS

Effective November 7, 2013, The Board of Directors of Liberty Coal Energy approved the issuance of 100 million restricted shares of Liberty Coal Energy common stock to Robert Malasek, Treasurer, CFO and Director for unpaid compensation of $25,000 USD and $15,000 USD as a onetime grant.

Effective November 7, 2013, The Board of Directors of Liberty Coal Energy approved the issuance of 100 million restricted shares of Liberty Coal Energy common stock to Edwin Morrow, President and Director for unpaid compensation of $40,000 USD.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On November 15, 2013, the Company filed a Certificate of Change to its Certificate of Incorporation with the Nevada Secretary of State to effect: (i) a reverse stock split of the outstanding common stock at a ratio of 1:15 (the "REVERSE STOCK SPLIT"); that became effective on December 20, 2013 (the "EFFECTIVE DATE").

As of the Effective Date, every fifteen (15) shares of the Company's pre-split common stock, par value $0.001 per share (the "COMMON STOCK"), was consolidated into one (1) post-split share of Common Stock. The Reverse Stock Split automatically converted the number of the Company's Common Stock issued and outstanding. As a result of the Reverse Stock Split, the number of issued and outstanding shares of Common Stock is approximately 39,479,575 subject to adjustment for fractional shares. The Reverse Stock Split does not affect any shareholder's ownership percentage of the Company's common stock, except to the limited extent that the Reverse Stock Split resulted in any adjustment for fractional shares. In addition, the Common Stock now trades under a new CUSIP number beginning on the Effective Date.

Our reverse stock split became effective with the Nevada Secretary of State on the Effective Date, however, further action is needed before the Reverse Split will be implemented through the DTC System.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

3.1. Certificate of Change to the Certificate of Incorporation

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               LIBERTY COAL ENERGY CORP.


Date: January 6, 2013          By: /s/ Robert T. Malasek
                                   ---------------------------------------------
                                   Chief Financial Officer, Secretary & Director


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